                       DEBT TO EQUITY CONVERSION AGREEMENT

                  This Agreement ("Agreement") is made as of this 2nd day of September, 1998 by and among Skyline Multimedia Entertainment, Inc., a New York corporation (the "Company"), New York Skyline, Inc., a New York corporation ("NYSI"), Skyline Virtual Reality, Inc., a Delaware corporation ("SVRI"), Skyline Chicago, Inc., a Delaware corporation ("SCI"), Skyline Magic, Inc., a Delaware corporation ("SMI"), Skyline Las Vegas, Inc., a Delaware corporation ("SLVI") (NYSI, SVRI, SCI, SMI and SLVI, each a "Skyline Subsidiary" and, collectively, the "Skyline Subsidiaries"), Prospect Street NYC Discovery Fund, L.P. ("Prospect"), The Bank of New York as Trustee for the Employees Retirement Plan of The Brooklyn Union Gas Company ("BUG"), The Bank of New York as Trustee for the Employees Retirement Plan of The Brooklyn Union Gas Company Health VEBA ("VEBA"), The Bank of New York as Trustee for the Employees Retirement Plan of KeySpan Energy Corporation ("KeySpan"). Prospect, BUG, VEBA and KeySpan are also hereinafter referred to collectively as the "Investors" or separately as an "Investor".

                                    Recitals

         A. The Investors presently hold $7.235 million principal amount of debt (the "Debt") of the Company evidenced by certain promissory notes in the amounts listed in Schedule A attached hereto, plus accrued and unpaid interest through the date hereof as set forth in Schedule A.

         B. The Company's Common Stock, $.001 par value per share ("Common Stock") is traded publicly on the Nasdaq SmallCap Market ("Nasdaq"). The Company's net capital is currently below the level required by Nasdaq for continued listing thereon.

         C. The Company desires to convert the Debt into equity of the Company in order to (i) restore and maintain its net capital in excess of that required to maintain the Company's listing of its Common Stock on Nasdaq, and
(ii) reduce its debt to equity ratio and make the Company more attractive to potential investors and strategic partners.

         D. Pursuant to a Letter of Intent dated August 18, 1998, the Investors have agreed to convert the Debt into shares of Series B Redeemable Convertible Preferred Stock of the Company, $.01 par value per share (the "Series B Preferred Stock") at a conversion rate and on such terms and conditions as set forth herein.

                                   Agreements

                  THEREFORE, the Company and the Investors hereby agree as follows:

1. Certain Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                  "Agreement" means this Debt to Equity Conversion Agreement, the Exhibits, Annexes and the certificates or other documents or instruments delivered in accordance herewith, as the same may be amended from time to time in accordance with the terms hereof.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Capital Lease Obligation(s)" means, as to any Person, any obligation of such Person which is or should be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP on a consolidated basis.

                  "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "GAAP" means generally accepted accounting principles, consistently applied.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include, without limitation, any stock exchange, quotation service and the National Association of Securities Dealers.

                  "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,
(iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all guarantees by such Person of Indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Intellectual Property" shall mean all (a) copyrights, copyright registrations and applications for copyright registrations, (b) patents and patent applications, (c) trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, (d) inventions, processes, production methods, proprietary information, know-how and trade secrets, and
(e) licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures, and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Skyline Subsidiary (other than securities issued by any Subsidiary of the Company or of any Skyline Subsidiary).

                  "Law(s)" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "License(s)" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Lien(s)" means any mortgage, pledge, assessment, security interest, lien, adverse claim, levy, charge or other encumbrance of any kind, or other Contract granting any of the foregoing.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests or the voting power of such Person.

                  (b) Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Co-Borrowers or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

2. Conversion of Debt. (a) Upon the Effective Date (as defined in subsection 2(b) below), the Debt, plus accrued and unpaid interest thereon through the date hereof, shall be deemed to automatically convert (the "Series B Conversion") into such number of shares of Series B Preferred Stock of the Company equal to one share of Series B Preferred Stock for each One Thousand ($1,000) dollars of principal Debt, plus accrued and unpaid interest thereon. No fractional shares of Series B Preferred Stock shall be issued and any such fractional interests shall be paid in cash.

                  (b) The "Effective Date" shall mean the date upon which the first of the following events occurs:

                           (i) At an annual meeting of the shareholders of the Corporation, the holders of a majority of the shares of its Common Stock approve of the issuance of the Series B Preferred Stock; or

                           (ii) The Nasdaq SmallCap Market, Inc. ("Nasdaq") grants a waiver to the Corporation (a "Nasdaq Waiver") which exempts the Corporation from any Nasdaq requirement that the Corporation obtain approval of the Series B Conversion from the holders of a majority of the shares of its Common Stock, and ten days have passed since notice of such Nasdaq Waiver was mailed to all the shareholders of the Corporation.

3.       Series B Preferred Stock Received Upon Conversion.

         (a) Upon the Effective Date, the Company shall, or shall cause its registrar and transfer agent to, issue and deliver to the Investors, in accordance with Section 2 above, the number of shares of Series B Preferred Stock set forth opposite each Investor's name on Schedule B hereto.

         (b) All shares of Series B Preferred Stock received by the Investors upon the Series B Conversion shall be "restricted securities" under the federal securities laws, which may not be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from the registration requirements of the Securities Act. Accordingly, each stock certificate evidencing the shares of Series B Preferred Stock received by the Investors hereunder will bear the following legend:

                           "These securities have not been registered under
                  the Securities Act of 1933, as amended (the "Act"). These securities may not be sold or offered for sale unless a registration statement under the Act is in effect with respect to such sale or in the opinion of counsel reasonably satisfactory to the Company, such sale may be made pursuant to Rule 144, or such sale otherwise is exempt from registration or such registration otherwise is not required."

Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for transfer by the Investors to an affiliated company if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were the original Investor hereunder.

         (c) The terms and conditions of the Series B Preferred Stock shall be as set forth on the form of Certificate of Designation attached hereto as Exhibit C (the "Certificate of Designation"). The Certificate of Designation shall be filed by the Company with the Secretary of State of the State of New York as soon as practicable following the execution of this Agreement.

         (d) Upon conversion of the Series B Preferred Stock to Common Stock as set forth in the Certificate of Designation, such shares of Common Stock shall be accompanied by such Registration Rights as are set forth in the Registration Rights Agreement attached hereto as Exhibit D.

4. Representations and Warranties of the Company and the Skyline Subsidiaries. As an inducement to the Investors to enter into this Agreement, the Company and the Skyline Subsidiaries represent and warrant to each of the Investors as follows:

         (a) Subject to the filing and acceptance of the Certificate of Designation with the Secretary of State, any shares of Series B Preferred Stock of the Company issued pursuant to this Agreement will be (i) duly and validly issued, fully paid and non-assessable, (ii) free of any pledges, liens, security interests, claims or other encumbrances of any kind, and (iii) issued in compliance with all applicable federal and state securities laws. In addition, the Company represents that, at the next annual meeting of shareholders, it will use its best efforts to seek shareholder approval of an amendment to its certificate of incorporation to increase the number of authorized shares of capital stock of the Company to ensure that a sufficient number of shares of Common Stock into which the Series B Preferred Stock is convertible is reserved for issuance.

         (b) Each of the Company and the Skyline Subsidiaries has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation, to issuance by the Company of the Series B Preferred Stock required to be issued hereunder. The execution and delivery by each of the Company and the Skyline Subsidiaries of this Agreement, and the performance by each of the Company and the Skyline Subsidiaries of their respective obligations hereunder, including without limitation the issuance by the Company of the Series B Preferred Stock required to be issued hereunder, have been duly and validly authorized by all necessary action of the board of directors. This Agreement has been duly and validly executed and delivered by each of the Company and the Skyline Subsidiaries and constitutes legal, valid and binding obligations of each of the Company and the Skyline Subsidiaries enforceable against each of the Company and the Skyline Subsidiaries in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and as the same may be limited by general principles of equity).

         (c) The execution and delivery by each of the Company and the Skyline Subsidiaries of this Agreement, the performance by the Company of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby do not, and could not reasonably be expected to:

         (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company or the Skyline Subsidiaries, or any amendments thereto;

         (ii) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company or the Skyline Subsidiaries or any of their respective Assets and Properties;

         (iii) conflict with or result in a violation or breach of any material Contract or material License to which the Company or the Skyline Subsidiaries are a party or by which any of their respective Assets and Properties are bound;

         (iv) constitute (with or without notice or lapse of time or both) a default under any material Contract or material License to which the Company or the Skyline Subsidiaries are a party or by which any of their respective Assets and Properties are bound;

         (v) require the Company or the Skyline Subsidiaries to obtain, from any Person other than the Investors, the parties to this Agreement or any of their respective affiliates, any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any material Contract or material License to which the Company or the Skyline Subsidiaries are parties or by which any of their respective Assets and Properties are bound;

         (vi) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to any material Contract or material License to which the Company or the Skyline Subsidiaries are a party or by which any of their respective Assets and Properties are bound;

         (vii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, any material Contract or material License to which the Company or the Skyline Subsidiaries are parties or by which any of their respective Assets and Properties are bound; or

         (viii) result in the creation or imposition of any Lien upon the Company or the Skyline Subsidiaries or any of their respective Assets and Properties (other than in favor of the Investors).

5. Restrictive Covenants. As a further inducement to the Investors to enter into this Agreement, each of the Company and the Skyline Subsidiaries covenants with each of the Investors that, without the prior written consent of the holders of a majority in interest of the Series B Preferred Stock, the Company and the Skyline Subsidiaries shall not, directly or indirectly:

         (a) create, incur, assume, extend the maturity of, or otherwise become directly or indirectly liable with respect to, any Indebtedness other than, without duplication: (i) Indebtedness which is or should be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and (ii) as an endorser of negotiable instruments for the payment of money deposited to the Company's or its Subsidiaries' bank account for collection in the ordinary course of business;

         (b) create, incur, assume, or permit to exist any Lien upon or with respect to any of its Assets and Properties, whether now owned hereafter acquired or any income or profits therefrom, or assign or otherwise convey any right to receive income to secure any Indebtedness, except for Liens securing Indebtedness of up to an aggregate amount of $250,000 at any time outstanding for the Company and the Skyline Subsidiaries taken together;

         (c) voluntarily liquidate or dissolve, or consolidate or merge with or into any other Person, or permit any other Person to consolidate with or merge into it or participate in a share exchange with or sell, lease, transfer, contribute or otherwise dispose of any of its Assets and Properties to any other Person (other than sales of inventory and worn out and obsolete assets in the ordinary course of business);

         (d) create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any obligations for the payments of rental for any property under leases or agreements to lease having a term of one year or more, except for real property leases requiring annual lease payments not exceeding $250,000 in the aggregate;

         (e) hold any Investment Assets, or make or keep outstanding any advance or loans, except that the Company may invest in (i) direct obligations of, obligations fully guaranteed by, and repurchase agreements fully secured by, the United States of America or any agency thereof, (ii) certificates of deposit of any commercial bank which is a member of the Federal Reserve System, and (iii) money market accounts or other similar low-risk, liquid investments approved by the board of directors of the Company;

         (f) declare or pay any cash or asset dividend on any of its shares or make any other distribution or disposition of any Assets and Properties to shareholders in respect of its shares (or otherwise), or make, or commit to make, any payment on account of the purchase, redemption or other retirement of any of its shares or warrants or options therefor;

         (g) organize or cause to exist any Subsidiary;

         (h) enter into any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property which has been or is to be sold by the Company to such Person;

         (i) amend the certificate of incorporation or by-laws of the Company or such Subsidiary as in effect on the date hereof (or, in the case of any future Subsidiary, the date of incorporation of such Subsidiary) or change the size or composition of the Company's or such Subsidiary's board of directors, except as permitted pursuant to the certificate of incorporation of the Company;

         (j) create or otherwise cause or allow to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to
(i) pay dividends or make any other distributions on its capital stock or any other interest participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or such Subsidiary, (ii) make loans or advances to the Company or such Subsidiary or (iii) transfer any of its Assets and Properties to the Company or such Subsidiary;

         (k) enter into any agreement with any Person other than the holders Series B Preferred Stock, other than agreements made in the ordinary course of business;

         (l) enter into any agreements or arrangements which, by their terms or reasonably foreseeable effect, restricts or adversely affects the Company's or such Subsidiary's right and ability to meet its obligations to the holders of Series B Preferred Stock;

         (m) enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any Affiliate, unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of the Company's or such Subsidiary's business and (iii) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; and

         (n) engage in any business other than the business currently conducted by the Company or such Subsidiary and activities reasonably related thereto;

provided, however, that no such consent shall be required at such time as the outstanding shares of Series B Preferred Stock represent less than 25% of the shares of Series B Preferred Stock initially issued hereunder.

6. Affirmative Covenants. Each of the Company and the Skyline Subsidiaries covenants with each of the Investors that:

         (a) This Agreement and all obligations of each of the Company and the Skyline Subsidiaries hereunder shall be binding on and enforceable against any and all Subsidiaries of each of the Company and the Skyline Subsidiaries which are formed subsequent to the date hereof;

         (b) KeySpan, acting as a separate class, shall be entitled to elect or designate two (2) directors of the Company; provided, however, that such right to elect or designate such directors shall terminate in the event that at any time KeySpan shall hold less than 10% of the outstanding Series B Preferred Stock of the Company.

7. Effect of this Agreement. As of the date hereof, each of the following shall be deemed canceled, and of no further force and effect:

         (a) the Senior Credit Agreement dated as of December 20, 1996, as amended, by and among the Company, the Skyline Subsidiaries and the Investors, along with all schedules, exhibits and ancillary documents related thereto, except any warrants of the Company delivered in connection therewith; and

         (b) the Senior Secured Credit Agreement dated as of May 20, 1998, as amended, by and among the Company, the Skyline Subsidiaries and the Investors, along with all schedules, exhibits and ancillary documents related thereto, except any warrants of the Company delivered in connection therewith.

8. Delivery of Notes. Immediately following the execution and delivery of this Agreement, each Investor shall deliver to the Company for cancellation all promissory notes (the "Notes") evidencing the Debt being converted hereunder; provided, however, that (i) the failure to deliver any such Note to the Company for cancellation shall not be deemed a condition to conversion of the Debt hereunder and (ii) each such Note shall be deemed canceled as of the date hereof, whether or not such Note is delivered.

9. Termination of Financing Statements. (a) Immediately following the execution and delivery of this Agreement, each Investor shall deliver to the Company executed copies of such

Uniform Commercial Code termination statements on form UCC-3 as required for cancellation of all Uniform Commercial Code financing statements on form UCC-1, and any amendments thereto or continuations thereof, filed in connection with the agreements set forth in Sections 7(a) and (b) above and naming the Company and/or the Skyline Subsidiaries as debtor and such Investor as the secured party (the "UCC Termination Statements").

         (b) Investors hereby authorize the Company, without notice or the signature of any Investor, to file any UCC Termination Statements. At the Company's request, each Investor will join with the Company in executing any such UCC Termination Statements. In order to terminate such security interests of the Investors, the Company may deliver a copy of this Agreement to any Person.

10. Other Documents, Etc. The parties shall execute and deliver all documents contemplated by this Agreement and shall cooperate with each other in carrying out its terms and conditions in accordance with the intentions of the parties expressed herein.

11. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been made when delivered, mailed first-class postage prepaid or delivered by facsimile transmission,

         (a)      if to Investors, at:

                  Prospect Street NYC Discovery Fund, LP
                  250 Park Avenue, 17th Floor
                  New York, NY  10177
                  Facsimile No.:  (212) 490-1566
                  Attn:  John F. Barry, III

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY  10178
                  Facsimile No.:  (212) 309-6273
                  Attn:  Ira White, Esq.

                  with a copy to:

        The Bank of New York, as Trustee for the Employees Retirement Plans of Brooklyn Union Gas Company and KeySpan Energy Corporation
        c/o The Brooklyn Union Gas Company
        One MetroTech Center
        Brooklyn, NY  11201-3850
        Facsimile No. (718) 643-1341
        Attn:  Thomas Riordan

        with a copy to:

        Cullen and Dykman
        177 Montague Street
        Brooklyn, NY 11201
        Facsimile No.: (718) 935-1304
        Attn:  Lance D. Myers, Esq.

or at such other address or fax number as may have been furnished to the Company in writing by the Investors.

(b)      if to the Company, at:

         Skyline Multimedia Entertainment, Inc.
         350 Fifth Avenue, Suite 612
         New York, N.Y. 10118
         Facsimile No.:  (212) 564-0652
         Attn: President

         with a copy to:

         Proskauer Rose LLP
         1585 Broadway
         New York, NY 10036
         Facsimile No.: (212) 969-2900
         Attn:  Neil S. Belloff, Esq.

or at such other address or fax number as may have been furnished to Investors in writing by the Company.

12. Entire Agreement. This Agreement embodies the entire agreement and understanding between Investors and the Company relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

13. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

14. Headings. The headings of the articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

15. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of New York without giving effect to the conflict of laws.

16. Facsimile Documents. Facsimile documents that are transmitted by telecommunications and reproduced by electronic means, with electronically reproduced signatures, shall be legally effective and binding until such time as replaced by documents containing the original signatures, which shall be provided within a reasonable time.

17. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                     [Remainder of Page Intentionally Blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                      SKYLINE MULTIMEDIA ENTERTAINMENT, INC.

                      By:    /s/ Steven Schwartz
                             -----------------------------------------------
                             Name:    Steven Schwartz
                             Title:   Executive Director of Operations and
                                      Finance and Co-Chief Executive Officer

                             NEW YORK SKYLINE, INC.

                             By:      /s/ Steven Schwartz
                                      --------------------------------------
                             Name:    Steven Schwartz
                             Title:   Secretary

                             SKYLINE VIRTUAL REALITY, INC.

                             By:      /s/ Steven Schwartz
                                      --------------------------------------
                             Name:    Steven Schwartz
                             Title:   Secretary

                             SKYLINE CHICAGO, INC.
                             By:      /s/ Steven Schwartz
                                      --------------------------------------
                             Name:    Steven Schwartz
                             Title:   Secretary

                             SKYLINE MAGIC, INC.

                             By:      /s/ Steven Schwartz
                                      --------------------------------------
                             Name:    Steven Schwartz
                             Title:   Secretary

                             SKYLINE LAS VEGAS, INC.

                             By:      /s/ Steven Schwartz
                                      --------------------------------------
                             Name:    Steven Schwartz
                             Title:   Secretary

                             THE BANK OF NEW YORK, AS
                             TRUSTEE FOR THE EMPLOYEES
                             RETIREMENT PLAN OF KEYSPAN
                             ENERGY CORPORATION

                             By:      /s/Stephen P. Weis
                                      --------------------------------------
                                      Name: Stephen P. Weis
                                      Title: Vice President

                             THE BANK OF NEW YORK, AS
                             TRUSTEE FOR THE EMPLOYEES
                             RETIREMENT PLAN OF THE
                             BROOKLYN UNION GAS COMPANY

                             By:      /s/Stephen P. Weis
                                      --------------------------------------
                                      Name: Stephen P. Weis
                                      Title: Vice President

                             THE BANK OF NEW YORK, AS
                             TRUSTEE FOR THE EMPLOYEES
                             RETIREMENT PLAN OF THE
                             BROOKLYN UNION GAS COMPANY
                             NON-BARGAINING HEALTH VEBA

                             By:      /s/Stephen P. Weis
                                      --------------------------------------
                                      Name: Stephen P. Weis
                                      Title: Vice President

                             PROSPECT STREET NYC DISCOVERY
                             FUND, L.P.

                             By: Prospect Street Discovery Fund, Inc., its General Partner

                                      By:     /s/John Barry
                                              -----------------------------
                                              Name: John Barry
                                              Title: Partner

                                   SCHEDULE A

                 Debt of Skyline Multimedia Entertainment, Inc.

                                                                                                         Accrued
                  Date                                           Principal            Interest       Interest as of
Payee           Incurred             Debt Type                    Amount               Rate          Sept. 30, 1998
------          ---------           -----------                  ---------            --------       --------------

BUG             12/20/96         Subordinated Debt               $1,000,000             14%              $238,959
BUG             12/31/96         Subordinated Debt                  500,000             14%               117,370
BUG             2/18/97          Subordinated Debt                  500,000             14%               107,973
VEBA            3/21/97          Subordinated Debt                  500,000             14%               102,027
KeySpan         4/15/98          Subordinated Debt                  500,000             14%                27,233
KeySpan         5/29/98          Subordinated Debt                1,350,000             14%                50,745
Prospect        11/6/96          Subordinated Debt                1,500,000             14%               383,753
Prospect        3/14/97          Subordinated Debt                  450,000             14%                93,033
Prospect        6/30/97          Note Payable                       500,000             14%                82,658
Prospect       4/4/15/98         Subordinated Debt                 $435,000             14%               $23,693
                                                                 ----------                            ----------
                                                                 $7,235,000                            $1,227,444
                                                                 ==========                            ==========

                                   SCHEDULE B

                       Shares of Series B Preferred Stock
                          To be Issued Upon Conversion

                            Total        Total Accrued         Total Amount of           No. of
                        Principal       Interest as of          Principal plus        Preferred           Cash Payment for
Investor                   Amount        Sept. 4, 1998        Accrued Interest          Shares*          Fractional Amount
--------              -----------        -------------        ----------------      -----------          -----------------

BUG                    $2,000,000             $464,302              $2,464,302            2,464                        302
VEBA                      500,000              102,027                 602,027              602                         27
KeySpan                 1,850,000               77,978               1,927,978            1,927                        978
Prospect                2,885,000              583,137               3,468,137            3,468                        137




*Calculated at a conversion rate of one (1) share of Series B Preferred Stock per $1,000 of "Total Amount of Principal plus Accrued Interest."